SNOWDEN CO., LTD.
                                OVERSEAS DIVISION
      5th FL, MARUME BLDG., 3-7-16, IWAMOTO-CHO, CHIYODA-KU, TOKYO. JAPAN
                    TEL: 81 -3-3866-2828 FAX: 81-3-3864-4916
                         E-MAIL: overseas@snowden.co.jp


June 28, 2004


Mr. Everett P. Hale President Global Health Trax. Inc. 2465 Ash Street Vista, California 92083, USA-



Dear Mr. Hale:

We are pleased to enclose herewith one original of fully signed Memorandum (Appendix 2) to the Agreement between Global Health Trax, Inc. and Snowden Co., Ltd. made on July 1, 2002.

We thank you in advance for your kind attention and considerations.

Sincerely yours,

/s/ Yashiro Nagashima
Yahiro Nagashima
General Manager, Overseas Division
Snowden Co., Ltd.

                             Memorandum (Appendix 2)

Global Health Trax Inc. and Snowden Co., Ltd. agree the terms and conditions to be applied in the third year of the Agreement made on the data of July 1, 2002 as described hereunder.

This memorandum shall be construed and enforced as a part of the Agreement between Global Health Trax, Inc. and Snowden Co., Ltd. made on the date of July 1, 2002.

1. Period The third year of the Agreement shall be the period of "from July 1, 2004 to June 30, 2005."

2.   Price The unit price of the Product shall be US dollar 0.10 per stick.

3. Payment terms Payment of full amount for each shipment shall be made by cash on T/T remittance basis through bank channel within 30 days after Air Waybill date or B/L date.

4. Exclusivity Paragraph 8. Exclusivity in the Agreement between Global Health Trax, Inc. and Snowden Co., Ltd. made on the date of July 1, 2002 shall be amended and read as follows: Snowden agrees that Snowden shall not sell the Product to any other entities than GHT in U.S.A., Canada, Mexico, Australia and New Zealand during the effective term of this Agreement.

5. Minimum purchase quantity GHT agrees that GHT shall purchase 900,000 sticks monthly, i.e., total 10,800,000 sticks of Product as minimum in the third year of the Agreement. Provided that GHT succeed in purchasing this minimum quantity in the third year, Snowden agrees to extend the exclusivity stipulated in paragraph 8 another one year, based upon the new minimum purchase quantity by GHT. The new minimum quantity shall be negotiated at least one month prior to the completion of the third year in the Agreement. Should GHT fail in purchasing the minimum purchase quantity 10,800,000 sticks in the third year and the new minimum quantity thereafter, Snowden would have the option to terminate the Agreement or to amend the Agreement to the satisfaction of both parties.


The terms and conditions for the third year of the Agreement stipulated as above are confirmed by both parties on June16, 2004.


Global Health Trax, Inc.                            Snowden Co., Ltd.


Signed by:        /s/Everett P. Hale     Signed by: /s/Yoshizo Asukabe
                  Everett P. Hale                      Yoshizo Asukabe
Title:            President              Title:        President

                                SNOWDEN CO., LTD.
                                OVERSEAS DIVISION
      5th FL., MARUME BLDG., 3-7-16, IWAMOTO-CHO, CHIYODA-KU, TOKYO, JAPAN
     TEL: 81-3-3866-2828 FAX: 81-3-3864-4916 E-MAIL: overseas@snowden.co.jp

May 21, 2003


Mr. Everett P. Hale President Global Health Trax, Inc. 2465 Ash Street Vista, CA 92083 U.S.A. TEL: 760-542-3000 FAX: 760-542-3020


Dear Mr. Hale:

We are pleased to enclose herewith the two original of Memorandum (Appendix 1) duly signed by Yoshizo Asukabe, President of Snowden Co., Ltd.

We would highly appreciate your kindly execute your signature on these documents and send back one original to us.

We thank you in advance for your kind consideration end cooperation.


Very truly yours,


/s/Yashiro Nagashima
Yahiro Nagashima
General Manager
Overseas Division
Snowden Co., Ltd.

Cc:  Mr. Barney L. Phillips
       President
       Phillips International

                             Memorandum (Appendix 1)

Global Health Trax, Inc. and Snowden Co., Ltd. agree the terms and conditions to be applied in the second year of the Agreement made on the date of July 1, 2003 as described hereunder. This memorandum shall be construed and enforced as a part of the Agreement between Global Health Trax, Inc. and Snowden Co., Ltd. made on the date of July 1, 2003.

1. Period The second year of the Agreement shall be the period of from July 1, 2003 to Juno 30, 2004.

2.   Price
      The unit price of the Product shall be US dollar 0.10 per stick.

3. Payment term Payment of full amount for each shipment shall be made by cash on T/T remittance basis through bank channel within 30 days after Air Waybill date or B/L date.

4. Minimum purchase quantity GHT agrees that GHT shall purchase 5,000,000 sticks of Product as minimum in the second year of the Agreement. Provided that GHT succeed in purchasing this minimum quantity in the second year, Snowden agrees to extend the exclusivity stipulated in paragraph 8 another one year, based upon the new minimum purchase quantity by GHT. The new minimum quantity shall be negotiated at least one month prior to the completion of the second years in the Agreement. Should GHT fail in purchasing the minimum purchase quantity 5,000,000 sticks in the second year and the new minimum quantity thereafter, Snowden would have the option to terminate the Agreement or to amend the Agreement to the satisfaction of both parties.

The terms and conditions for the second year of the Agreement stipulated as above are confirmed by both parties on May 21, 2003.


Global Health Trax, Inc. Snowden Co., Ltd.



Signed By:/s/ Everett P. Hale                Signed By:/s/Yoshizo Asukabe
          Everett P. Hale                              Yoshizo Asukabe
Title:    President                          Title:    President

                                SNOWDEN CO., LTD.
                                OVERSEAS DIVISION
      5th Flr., MARUME BLDG., 3-7-16, IWAMOTO-CHO, CHIYODA-KU, TOKYO, JAPAN
     TEL: 81-3-3866-2828 FAX: 81-3-3864-4916 E-MAIL: overseas@snowden.co.jp.





Ms. Lorin Dyrr Executive Vice President Global Health Trax, Inc. 2465 Ash Street, Vista CA 92083, U.S.A.

TEL: 760-542-3000
FAX: 760-542-3020


Dear Ms. Dyrr:

According to your request through Mr. Barney L. Phillips, we are pleased to enclose herewith a copy of the Agreement between Global Health Trax, Inc. and Snowden Co., Ltd. dated as of July 1, 2002.

We would highly appreciate your kind attention and considerations.

Very truly yours,

/s/Yashiro Nagashima
Yahiro Nagashima
General Manager, Overseas Division
Snowden Co., Ltd.

                                    AGREEMENT

                                     Between

                            Global Health Trax, Inc.

                                       And

                                Snowden Co., Ltd.

This Agreement is made on the date of July 1, 2002 between Global HealthTrax, Inc., a United States Corporation having its principal office at 12305 Poway Road, Poway, California 92064, U.S.A., (hereinafter called as GHT) and Snowden Co., Ltd.. a Japanese corporation having its principal office at7-16, 8Chome, Iwamoto-Cho,. Chiyoda-Ku. Tokyo. 101-0982, Japan, (hereinafter called as Snowden).

Snowden has been manufacturing and selling THREELAC, a nutritional supplement, (hereinafter called as Product) in Japan. GHT is interested in importing the Product into U.S.A. and selling the Product in U.S.A., Canada and Mexico. In accordance with the terms and conditions stipulated in this Agreement Snowden agrees to sell the Product to GHT.

1. Buyer--Seller relationship

The relationship between GHT and Snowden in this Agreement is intended to be that of buyer and seller. GHT including its employee mid its agent shall under no circumstances be considered to, be agents or representative of Snowden.

2.   Product

Snowden provides the Product to GHT in the unit called as "stick". Final packaging as merchandise shall be made by GHT.

3.   Price

The unit price of the Product shall be US dollar 0:10 per stick. This unit price shall be fixed in the first year of this Agreement. In the consecutive one year period of the second year and or thereafter, the unit price can he amended by one month prior notice by Snowden.

4, Terms and conditions

The unit price stipulated in paragraph 3 shall be based upon FCA airport of Tokyo (Narita) or FOB port of Yokohama or Tokyo. Both parties, GHT and Snowden, agree that the latest INCOTERMS shall govern all the Trade Terms such as FOB, FCA, etc, used herein unless otherwise stipulated herein.


5. Payment

Payrext of full amount for each shipment shall be made by cash on T/T remittance basis through bank channel within 15 days after Air Waybill date or B/L date.

6. Individual Purchase Order and Delivery GHT shall insure the purchase order for each shipment stipulating the required date of delivery. Such an individual purchase order shall be issued at least one month prior to the required date of delivery. The delivery date shall be Air Waybill date or B/L date. Both parties agree that such an individual purchase order shall be governed by the provision of this Agreement.

7.  Warranty

Snowden warrants that the Product to be delivered on any purchase order will be the kind designated and specified. Should it appears within two months from the date of delivery that the Product is not the kind designated or specified, GHT would notify the fact to Snowden immediately. Snowden shall thereupon correct the defect or defects by sending a replacement. Both Parties agree that such a replacement shall be the full and final remedy of the defect or defects.

8. Exclusivity -

Snowden agrees that Snowden shall not sell the Product to any other entities than GHT in U.S.A, Canada and Mexico during the effective term of this Agreement.

9. Minimum purchase quantity

GHT agrees that GHT shall purchase 1,200,000 sticks of Product as minimum in the first year of this Agreement. Provided that GHT succeed in purchasing this minimum quantity in the first year, Snowden agrees to extend the exclusivity stipulated in paragraph 8 another one year, based upon the new minimum purchase quantity by GHT. The new minimum purchase quantity shall be negotiated at least one month prior to the completion of the first year in this Agreement. Should GHT fail in purchasing the minimum purchase quantity 1,200,000 sticks in the first year and the new minimum purchase quantity thereafter, Snowden would have the option to terminate this Agreement or to amend the Agreement to the satisfaction of both parties.


10.  Duration and Termination

This Agreement shall be effective from the date of the agreement stipulated herein and continue to be effective for one year and thereafter unless terminated in the manner described hereunder.

1) Either party will give the termination notice to the other in writing three months prior to the date of termination.

2) If and when either party violates the provisions of this Agreement, goes bankruptcy or cease to function as going concern, this Agreement may be determined by other party hereto by sending one calendar month's notice in writing of its intention to terminate this Agreement, and this Agreement shall, he deemed to have terminated upon the expiration of such one month's notice. Such one month's notice shall not be effective if the violation of this Agreement is remedied within one month after the date of notice.

3) No termination of this Agreement shall relieve either party of the obligation to pay the other any amounts due to the other at the time of termination, regardless of whether are then or thereafter payable. Not withstanding the termination of this Agreement by cancellation, or its termination by expiration, the parties, as otherwise provided, shall complete performance on any orders accepted prior to the date of such termination.

11.  Other terms and conditions

1) Any rights of an incidental to this Agreement shall not be transferred or assigned by either party.

2) Both parties shall mutually treat as confidential all information pertaining to this Agreement. Both parties shall not liable for submission to operation of law, or any order of the government or relevant authorities.

3) Snowden shall not liable for delays, in delivery or failure in manufacturing due to strikes, lock-outs, riots, civil commotions, insurrections, wars, acts of God, operation of law or any other causes beyond its control.

4) Any dispute or disagreement arising in connection with the interpretation or the performance or non-performance thereof, shall be settled between GHT and Snowden with mutual cooperation in good faith. Unless any dispute can be settled by mutual negotiation, such disputes shall be settled by arbitration under arbitration rules of the International Chamber of Commerce. Such arbitration shall be applied at the location of defendant, i.e., applied in San Diego if GHT be defendant and applied in Tokyo if Snowden be defendant. Both parties irrevocably agreed to accept the resolution of the Arbitration Committee as the final one.




Global Health Trax, Inc.                                 Snowden Co. Ltd.



Signed by: /s/ Everett P. Hale           Signed By:/s/Yoshizo Asukabe
              Everett P. Hale                         Yoshizo Asukabe
Title:        President                  Title        President